UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2016

GRANITE CONSTRUCTION INCORPORATED
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12911	77-0239383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
585 West Beach Street Watsonville, California 95076
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (831) 724-1011

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 10, 2016, the Board of Directors (the “Board”) of Granite Construction Incorporated (the “Company”), upon the recommendation of the Nominating and Corporate Governance Committee, elected Michael F. McNally as a new director, effective February 10, 2016. Mr. McNally will join the class of directors whose terms expire at the Company’s 2018 Annual Meeting of Shareholders, and will serve on the Company’s Audit Committee, Compensation Committee and Executive Committee.

The Board has determined that Mr. McNally meets the independence requirements of the listing standards of the New York Stock Exchange.

As a non-employee director, Mr. McNally will receive compensation in the same manner as the Company’s other non-employee directors, which compensation the Company previously disclosed in its definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission (the “SEC”) on April 24, 2015.

The Company will enter into an Indemnification Agreement (the “Indemnification Agreement”) with Mr. McNally. The Indemnification Agreement is in the same form as the indemnification agreement for directors that the Company previously filed with the SEC as Exhibit 10.10 to the Company’s Form 10-K for the year ended December 31, 2002.

There are no arrangements or understandings between Mr. McNally and any other person pursuant to which he was elected as a director.  There are no transactions involving Mr. McNally that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are attached hereto and furnished herewith:

Exhibit Number	Description

99.1	Press Release of the Company, dated February 16, 2016

[Signature page follows.]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRANITE CONSTRUCTION INCORPORATED

		By:	/s/ Richard A. Watts
Richard A. Watts
Senior Vice President, General Counsel
and Secretary

Date:	February 16, 2016

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release of the Company, dated February 16, 2016

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